VSE Corporation Completes Desser Aerospace Acquisition

ALEXANDRIA, Va., July 3, 2023 – VSE Corporation (NASDAQ: VSEC; “VSE”, or the “Company”), a leading provider of aftermarket distribution and maintenance, repair and overhaul (“MRO”) services for air, land and sea transportation assets for commercial and government markets, announced today it has closed its previously announced acquisition of Desser Holding Company LLC (“Desser Aerospace”), a global aftermarket solutions provider of specialty distribution and MRO services. Concurrent with the purchase of Desser Aerospace, VSE sold Desser Aerospace’s Proprietary Solutions businesses to the Loar Group Inc. (“Loar”), a diversified manufacturer and supplier specializing in aerospace and defense.

MANAGEMENT COMMENTARY

“We are excited to officially welcome the talented Desser Aerospace team to our VSE Aviation business,” stated John Cuomo, President and CEO of VSE Corporation. “The acquisition marks an important step on our path to increase the Company’s exposure to the high-growth, higher-margin aviation distribution and MRO markets. By combining Desser Aerospace’s distribution and repair capabilities with VSE Aviation’s aftermarket business, we have broadened our product and service portfolio and created a platform for geographic expansion into international markets.”

"VSE Aviation and Desser Aerospace have long been committed to providing market-leading, technical solutions that enhance the value and performance of their customers’ aircraft," said Ben Thomas, President of VSE Aviation. "We're excited to bring these two teams together as we look to create one organization focused on supporting the unique needs of our combined customer bases."

AGREEMENT TERMS

VSE acquired Desser Aerospace for a total cash consideration of $124 million, subject to customary working capital adjustments. In a separate transaction, the Company concurrently sold Desser Aerospace’s Proprietary Solutions businesses, including Seginus Aerospace, AOG Aviation Spares, and DAC Engineered Products to Loar, for a total cash consideration of $30 million. The total net cash outlay for the assets VSE acquired is $94 million.

The Company amended its existing credit facility with its lending syndicate in connection with the acquisition. The amendment provided for an incremental $90 million Term Loan A and a revision of certain financial covenants of the existing credit facility.

Upon closing, the Company funded $90 million of the purchase price with the proceeds from Term Loan A and a $4 million drawdown on its existing credit facility.

ADVISORS

Jones Day served as legal counsel to VSE Corporation. Jefferies LLC served as financial advisor to Desser Holding Company LLC.

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for air, land and sea transportation assets for commercial and government markets. Core services include MRO services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

ABOUT DESSER HOLDING COMPANY LLC

Founded in 1920, Desser Aerospace is a leading independent distributor of specialty aviation tires, tubes, brakes, and batteries and a provider of component Maintenance, Repair and Overhaul (MRO) services. Desser Aerospace operates locations in California, Tennessee, the United Kingdom and Australia, serving a diverse and attractive customer base across all aviation industry segments, including commercial aviation, business and general aviation and military aftermarket customers.

ABOUT LOAR GROUP INC.

Loar Group Inc. is a diversified manufacturer and supplier with established relationships across leading aerospace and defense OEMs and Tier One customers worldwide. The company’s mandate is to create a strategic global alliance of companies specializing in the design and manufacture of aerospace and defense components. Loar provides its partners and customers with innovative, cost-effective engineering and manufacturing capabilities and responsive, dependable service, leading to profitable and sustainable long-term relationships.

FORWARD-LOOKING STATEMENTS

This press release contains statements relating to future business opportunities and conditions, the anticipated benefits of the Desser Holding Company LLC (“Desser Aerospace”) acquisition and the expected contributions of the Desser Aerospace’s business to the Company’s future financial results. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, the impact of widespread health developments, such as any ongoing impacts of the COVID-19 pandemic and commercial, consumer and other responses thereto, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, our ability to execute upon our strategic repositioning of the Company; failure to realize the benefits expected from the proposed transactions, including projected synergies,  risk related to the performance of the aviation aftermarket, global economic and political conditions, prolonged periods of inflation and our ability to mitigate the impact thereof, our dependence on third-party package delivery companies, risks related to technology security and cyber-attack, risks related to our outstanding indebtedness, and the other factors identified in our reports filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2022. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Communications
(954) 547-0480
investors@vsecorp.com